Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 1999, relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Tandy Corporation, which is incorporated by reference in Tandy Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.





PricewaterhouseCoopers LLP
Fort Worth, Texas
June 23, 1999